Updated March 2015 with financial data through December 31, 2014 Company Presentation

2 Safe Harbor Statement The information contained herein is current only as of the date hereof; however, unless otherwise indicated, financial information contained herein is as of December 31, 2014. The business, prospects, financial condition or performance of FairPoint Communications, Inc. (“FairPoint”) and its subsidiaries described herein may have changed since that date. FairPoint does not intend to update or otherwise revise the information contained herein. FairPoint makes no representation or warranty, express or implied, as to the completeness of the information contained herein. Market data used throughout this presentation is based on surveys and studies conducted by third parties, as well as industry and general publications. FairPoint has no obligation (express or implied) to update any or all of the information or to advise you of any changes; nor does FairPoint make any express or implied warranties or representations as to the completeness or accuracy nor does it accept responsibility for errors. Some statements herein are known as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained herein that are not historical facts. When used herein, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including our plans, objectives, expectations and intentions and other factors. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date hereof. FairPoint does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Throughout this presentation, reference is made to Adjusted EBITDA and Unlevered Free Cash Flow and adjustments to GAAP and non-GAAP measures to exclude the effect of special items. Management believes that Adjusted EBITDA provides a useful measure of operational and financial performance and removes variability related to pension contributions and payments for other post-employment benefits and that Unlevered Free Cash Flow may be useful to investors in assessing the Company’s ability to generate cash and meet its debt service requirements. The maintenance covenants contained in the Company’s credit facility are based on Adjusted EBITDA. In addition, management believes that the adjustments to GAAP and non-GAAP measures to exclude the effect of special items may be useful to investors in understanding period-to-period operating performance and in identifying historical and prospective trends. On October 17, 2014, two of our labor unions in northern New England initiated a work stoppage. As a result, significant union employee and vehicle and other related expenses related to northern New England were not incurred between October 17, 2014 and December 31, 2014 (the "work stoppage period"). Therefore, to assist in the evaluation of the Company's operating performance without the impact of the work stoppage, we estimated the union employee and vehicle and other related expenses using historical data for the work stoppage period that we believe would have been incurred absent the work stoppage ("Estimated Avoided Costs"). Estimated Avoided Costs is a pro forma estimate only. We provide guidance as to certain financial information herein, which consists of forward-looking statements. Our guidance is not prepared with a view toward compliance with the published guidelines of the American Institute of Certified Public Accountants, and neither our independent registered public accounting firm nor any other independent expert or outside party compiles or examines the guidance and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto. Guidance is based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. We generally state possible outcomes as high and low ranges which are intended to provide a sensitivity analysis as variables are changed but are not intended to represent our actual results which could fall outside of the suggested ranges. The principal reason that we release this data is to provide a basis for our management to discuss our business outlook with analysts and investors. Notwithstanding this, we do not accept any responsibility for any projections or reports published by any such outside analysts or investors. Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions or the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date hereof. Actual results may vary from the guidance and the variations may be material. Investors should also recognize that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, investors are urged to put the guidance in context and not to place undue reliance on it. Any inability to successfully implement our operating strategy or the occurrence of any of the events or circumstances discussed therein could result in the actual operating results being different than the guidance, and such differences may be material.

Company Snapshot

- $901.4 million LTM Revenue (through 4Q14) and 3,052 employees
- Operates in 17 states with approximately 1.1M access line equivalents[(1)]
  - 80% former Verizon wireline business in Maine, New Hampshire and Vermont ("NNE")
  - 20% pre-merger FairPoint in rural communities in 17 states, including ME, NH and VT ("Telecom Group")
- **NNE**:
  - Incumbent wireline provider with extensive "enterprise class" network and scale in three contiguous states
  - 16,000+ fiber route mile network offering IP/Ethernet services to attract sustainable revenues
  - Significant organic growth opportunity, especially in business market
  - ~90% broadband availability; 36.3% penetration[(2)]
- **Telecom Group**:
  - Consistent, substantial cash flow generation
  - Local presence and workforce; less competition
  - ~90% broadband availability; 57.0% penetration[(2)]

Service Territory


FairPoint Operating State
TG Property
NNE States

Access Line Equivalents

as of December 31, 2014	NNE	Telecom Group[(3)]	Total
Switched access lines:			
Residential	366,556	101,005	467,561
Business	240,280	42,632	282,912
Wholesale	54,195	NM	54,195
Total switched access lines	661,031	143,637	804,668
Broadband Subscribers	239,801	81,823	321,624
Total access line equivalents	900,832	225,460	1,126,292
Broadband Penetration	36.3%	57.0%	40.0%

(1) Switched access lines plus broadband subscribers as of December 31, 2014
(2) Broadband subscribers as a percentage of switched access lines
(3) Approximately 20% of Telecom Group is located in ME, NH and VT

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4 Albany Boston Northern New England Network 350 Central Offices 16,000+ Fiber Route Miles Network • 400G DWDM ROADM • 10G/1G EPS aggregation rings to all 350 offices • IP/MPLS core with terabit routing capacity and NGN design Network extensions • 1 Summer St, Boston MA (on-net) • 80 State St, Albany NY (on-net) • 60 Hudson St, NYC NY (leased 10G waves) Network Operations Center • 24/7/365 network operations and data services center Data Center Capabilities • On-net enterprise data services facility in New Hampshire • Bundled product with CES Over $700 million invested in infrastructure and technology since 2008 VT 92% ME 87% NH 95% Broadband Coverage New York Enterprise Class fiber network designed to meet growing demand of business customers

5 Summary Financial Results (1) To assist in the evaluation of the Company’s operating performance without the impact of the work stoppage, we estimated the union employee and vehicle and other related expenses using historical data for the work stoppage period that we believe would have been incurred absent the work stoppage (“Estimated Avoided Costs”) (2) Adjusted EBITDA minus Estimated Avoided Costs is a non-GAAP financial measure. For a reconciliation of Net Income (Loss) to Adjusted EBITDA minus Estimated Avoided Costs, see our fourth quarter and full year 2014 earnings release furnished March 4, 2015 on Form 8-K (3) Unlevered Free Cash Flow minus Estimated Avoided Costs means Adjusted EBITDA minus Estimated Avoided Costs minus the sum of pension contributions, OPEB payments and capital expenditures. Unlevered Free Cash Flow minus Estimated Avoided Costs is a non-GAAP financial measure. For a reconciliation of Net Income (Loss) to Unlevered Free Cash Flow minus Estimated Avoided Costs, see our fourth quarter and full year 2014 earnings release furnished March 4, 2015 on Form 8-K Fourth Quarter and Full Year 2014 Results(1) Fourth Quarter • Revenue of $217.1M • Adjusted EBITDA minus Estimated Avoided Costs(2) of $67.5M • Unlevered Free Cash Flow minus Estimated Avoided Costs(3) of $30.1M • Reported positive momentum in Ethernet revenue, but somewhat offset by a decline in broadband revenue ̶ Ethernet services contributed approximately $21.5M of revenue in Q4 2014 as compared to $18.9M a year ago, an increase of 13.8% YoY ̶ Ethernet revenue was 9.9% of total revenue in Q4 2014 compared to 8.1% of total revenue in Q4 2013 ̶ Total Ethernet circuits grew by 32.8% YoY ̶ Broadband subscribers declined 2.5% YoY primarily driven by marketing pull-back ahead of and during the strike Full Year 2014 • Revenue of $901.4M • Adjusted EBITDA minus Estimated Avoided Costs(2) of $257.6M • Unlevered Free Cash Flow minus Estimated Avoided Costs(3) of $104.0M

6 Highlights of new Collective Bargaining Agreements • The defined benefit pension plan will be closed to new employees. For existing employees, past accruals have been frozen and future defined benefit accruals will be at 50% of prior rates and capped after 30 years of total credited service. • ~$35 to $45 million reduction in December 31, 2014 plan liability • Retiree medical for active employees will be eliminated, except for a transitional monthly stipend for eligible employees who elect to retire in the first 30 months of the contract period. To be eligible for the stipend an employee must, among other criteria, have been granted a pension under the defined benefit pension plan. The monthly stipend shall not exceed $800 per retiree, plus an additional $400 for a retiree’s spouse, and shall only be for reimbursement of medical insurance premiums. The stipend will be available only until the retiree reaches age 65, or dies, among other limitations. • ~$620 to $640 reduction in December 31, 2014 OPEB liability • Employees will participate in the NECA/IBEW multi-employer medical plan. For 2015, the company’s contribution is approximately equal to 79% of the cost had these employees been on the company’s management health plan. Further, annual increases in the company’s costs are capped at 4% per year. • ~$8 to $12 million in annualized expense savings Other Highlights: • No change to the 401(k) plan with a dollar-for-dollar match up to 5% of eligible pay. • For existing employees there will be a delayed ratification payment of $400, with general wage increases of 1% in August 2016 and 2% in August 2017. • New hire wage rate increases will occur at 12-month intervals versus 6-month intervals under the expired agreements. • Paid sick days will be limited to 6 per year versus unlimited paid sick days under the expired agreements. • Short term disability will be limited to 6 months with a 60% of normal salary benefit versus 12 months and a 100% of normal salary benefit under the expired agreements. • Prohibitions on layoffs included in the expired agreements were eliminated. • Subcontracting rules were liberalized to permit subcontracting in a variety of circumstances including weather emergencies, spikes in service workloads and where management determines that due to evolving technological needs, different skills are necessary. • Other operational rules such as call-outs, standby and transfers among locations were liberalized. • The term of the collective bargaining agreements are from February 22, 2015 through August 4, 2018.

Execute HR Strategy

FairPoint communications

NNE Labor Negotiations Timeline

- August 2, 2014 – contracts expired
- August 28, 2014 – impasse declared and implementation of our final proposals
- October 17, 2014 – work stoppage initiated by two NNE unions
- December 29, 2014 – NLRB rules unions' unfair labor practice charges are without merit. All charges have now been dismissed. Unions appealed to the General Counsel of the NLRB
- Early January 2015 – Federal Mediation and Conciliation Services works with parties
- February 19, 2015 – Tentative agreements reached with unions
- February 22, 2015 – Agreements ratified by union-represented employees
- February 25, 2015 – union-represented employees return to work

~$650M Cost Structure (TG + NNE)(1)



Marketing 5%
Operating Taxes & Other 8%
Circuits & Network 24%
Facilities and Fleet 7%
Contracted Services 6%
Employee Expenses 50%

Headcount Rationalization

- 24% workforce reduction in last 3 ¾ years
- 3,052 employees as of December 31, 2014
  - 1,138 non-represented. 1,914 union (approx. 1,705 in NNE covered by new CBAs ratified Feb. 22, 2015)



(No. of Employees) (2)
4,000
3,000
2,000
24%(3)
747 749 691 681 667 594 589 585 569 557 551 542 529 531 514 499
3,261 3,260 2,999 2,860 2,787 2,816 2,809 2,784 2,752 2,698 2,631 2,629 2,637 2,629 2,574 2,553
Q1'11 Q2'11 Q3'11 Q4'11 Q1'12 Q2'12 Q3'12 Q4'12 Q1'13 Q2'13 Q3'13 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14

(1) FY 2014 adjusted for items added back to compute Adjusted EBITDA
(2) NNE = Yellow, Telecom Group = Blue
(3) Decrease represents total change in workforce since 1Q11

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8 Improved Operations 2011 Focus Improved Service Quality Executing on our Strategy Changed Regulatory Environment 2012 Focus “De-reg” through Legislation in ME & NH and IRP in VT Improve operations to create a foundation on which to build Transform and Stabilize Revenue 2013 Focus Mitigating Year-Over-Year Declines in Revenue Execute HR Strategy 2014 Focus Achieve new Collective Bargaining Agreements Operationalize Gains from New Collective Bargaining Agreements 2015 Focus Use the benefits gained from our labor agreements to make a noticeable change to our customer service and interaction Change the regulatory environment to establish a level playing field Transform to more sustainable growth revenues and plot a path to stabilization Transform our collective bargaining agreements to better position FairPoint for the future The new CBAs improve our cost structure – aiding our ability to compete for new business and improve our operational flexibility – allowing us to better serve existing customers

9 Recipe for Revenue Stabilization Focus: Transform, stabilize revenue Approach: Convert revenue mix toward Ethernet, Fiber and business services Improve customer service to slow residential churn and attract new customers Objective: Revenue Stability turns to Revenue Growth Field Sales • Consistent monthly sales bookings • Sales force of 65 to 70 Reps • Focus on Fiber and Ethernet based services • Hosted VoIP, FTTT, NG911 and Rack Space Data Services • New product pipeline Rate Increases Retention • Selective increases offset revenue loss from residential line churn • Several selective increases over the year • Balance rate increase with retention • Offsets revenue impact of line churn by $1 to $2 million in first full quarter post-implementation • Extend customer lives • Renew expiring contracts • Retain customers after promotions end • Promotions designed to prolong customer life: “Stay and Save” Selective Rate Increases Retention and Save Programs Consistent Monthly Sales Bookings

Complex Program Management

FairPoint communications

Partner with Customer → **Effective Communication** → **Own Project Success**

- Dedicated team of project managers
- Highly experienced customer facing team with a proven track record of success
- Disciplined and standardized 10 step project implementation approach

Maine Schools and Libraries

- 470+ locations across the state of Maine
- Ethernet Virtual Private Line
- Off-net site coordination with access management team

Fiber to the Tower

- ~1,700 FTTT connections
- Ethernet Virtual Private Line on fiber network
- All major wireless carriers
- Have met all on-time delivery SLA's to date

New England TeleHealth Consortium

- ~300 locations across ME, NH and VT Ethernet Virtual Private Line
- Mix of fiber and copper delivered solutions
- Stringent tracking of all order/circuit information with regularly scheduled customer meetings/reports

NG911

- Conversion of Maine E911 system from TDM to IP
- 26 PSAPs
- Maine is the 1st completely IP based NG911 system in the nation
- Signed Vermont NG911 contract in 4Q14

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11 Revenue: Stabilize, Transform and Grow • Growth revenues are comprised of products such as: • Retail and Wholesale Ethernet • Hosted Voice • Broadband and FTTT • Convertible revenues are moving from older technologies like: • Centrex • ATM • Frame Relay • Legacy revenues are in managed decline and comprised of: • Residential voice • Switched access 4Q 2014(2) 5-Year Outlook • Sales and marketing efforts focused on driving acceleration of Growth products including the evaluation of new products and services • Proactive re-terming and up-selling designed to reduce revenue churn as Convertible customers switch from TDM to IP/Ethernet • Retention efforts and rate increases structured to slow churn in Legacy category Transforming Revenue while Mitigating Year-over-year Declines (1) 1Q11 revenue of $254.8 million (2) 4Q14 revenue of $217.1 million Growth = +13% to +17% CAGR Legacy = -2% to -6% CAGR Convertible = -10% to -14% CAGR 1Q 2011(1) by Strategic Category Projected Growth Rate Growth 13% Convertible 37% Legacy 44% Other 6% Growth = +18% CAGR Legacy = -6% CAGR Convertible = -9% CAGR Historic Growth Rate Growth 44% Convertible 16% Legacy 33% Other 7%

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13 Financial Overview

14 Recent Financial Trends (1) Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Net Income (Loss) to Adjusted EBITDA, see the Company’s fourth quarter 2014 earnings release furnished March 4, 2015 on Form 8-K (2) Unlevered Free Cash Flow means Adjusted EBITDA minus the sum of pension contributions, OPEB payments and capital expenditures. Unlevered Free Cash Flow is a non-GAAP financial measure. For a reconciliation of Net Income (Loss) to Unlevered Free Cash Flow, see our fourth quarter 2014 earnings release furnished March 4, 2015 on Form 8-K (3) 4Q14 and 2014 calculations of Adjusted EBITDA and Unlevered Free Cash Flow deduct $33 million of Estimated Avoided Costs experienced in 4Q14 related to the strike (4) Guidance provided March 4, 2015 and adjusted for Estimated Avoided Costs in the first quarter ($ in M) 4Q13 1Q14 2Q14 3Q14 4Q14 2013 2014 2015 Guidance Revenue $233.4 $230.6 $225.6 $228.1 $217.1 939.4$ 901.4$ Adjusted EBITDA(1) $67.2 $64.2 $64.2 $61.7 $67.5 265.0$ 257.6$ margin 28.8% 27.8% 28.5% 27.0% 31.1% 28.2% 28.6% Capital expenditures $37.2 $28.1 $34.9 $28.8 $27.7 128.3$ 119.5$ Less Than $120 % of revenue 15.9% 12.2% 15.5% 12.6% 12.8% 13.7% 13.3% Cash Pension & OPEB $8.9 $8.0 $8.0 $8.4 $9.7 $23.4 $34.1 Approx. $20 Unlevered Free Cash Flow(2) $21.1 $28.1 $21.4 $24.5 $30.1 113.3$ 104.0$ $105 - $125 Cash on hand $42.7 $31.7 $31.9 $25.2 $37.6 42.7$ 37.6$ Debt, gross $935.2 $933.6 $932.0 $930.4 $928.8 935.2$ 928.8$ Financial Highlights (4) (3) (3)

15 Revenue: Stabilize, Transform and Grow by Customer Segment (1) by Product Type (1)(2) (1) 4Q14 revenue of $217.1 million (2) Access includes switched access and special access, which includes wholesale Ethernet services like fiber-to-the-tower (2) Maintaining revenue transformation momentum

16 Disciplined approach to Cap Ex $198 $176 $145 $128 $120 <$120 18.5% 17.1% 14.9% 13.7% 5.0% 7.0% 9.0% 11.0% 13.0% 15.0% 17.0% 19.0% $100 $120 $140 $160 $180 $200 $220 $240 2010 2011 2012 2013 2014 2015 Guidance (Capital expenditures by year and as a % of revenue ($ in M)) Cap Ex Trend and Allocation Regular PUC Mandate FTTT Optimal Level Success-based Network Growth Non-revenue generating • Cap Ex managed through regular review of priorities and initiatives • Cap Ex trending toward optimal level • Evaluating CAF2 and its impact on Cap Ex • Success-based includes spending directly attributable to sales • Network growth includes fiber expansion, broadband build-out and speed upgrades • Non-revenue generating includes IT, plant maintenance and cost saving projects Optimizing Cap Ex Levels 13.3%

Pension and OPEB Considerations

- Pension & OPEB liabilities are as of Q4 2014 and do not reflect the impact of the new collective bargaining agreements
- Had the new terms relative to pension been in place on December 31, 2014, and assuming all other variables remained unchanged, the accrued pension obligations would have been reduced by approximately $35 to $45 million
- Had the new terms relative to OPEB been in place on December 31, 2014, and assuming all other variables remained unchanged, the accrued post-retirement healthcare obligations would have been lower by $620 to $640 million
- Remeasurement of pension and OPEB liabilities to occur in first quarter 2015
- 2015 Pension contribution and OPEB payments of approximately $20 million expected
- No lump sum payments under the new collective bargaining agreements
- Pension and OPEB liabilities are highly sensitive to changes in the discount rate, census data and healthcare cost trend assumptions
- 24% reduction in headcount since 2011

Pension & OPEB GAAP Liability(1)

($ in millions)	2012	2013	2014
Pension(3)			
Plan assets	$166.3	$175.2	$195.4
Projected benefit obligation	$369.8	$328.8	$408.2
Key assumptions:			
Discount Rate(4)	4.08%	4.92%	4.04%
OPEB			
Plan assets	$0.0	$0.0	$0.0
Projected benefit obligation	$621.4	$590.4	$741.4
Key assumptions:			
Discount Rate	4.20%	4.98%	4.14%
Healthcare cost trend (<65 years)	8.40%	8.10%	7.90%
Healthcare cost trend (>65 years)	8.40%	8.10%	7.90%

Pension & OPEB Sensitivity(2)

($ in millions)	Pension	OPEB
Impact on liability given 1% change in the discount rate assumption	~20%	~20%
Impact on liability given 1% increase in healthcare cost trend assumption	N/A	$182.1
Impact on liability given 1% decrease in healthcare cost trend assumption	N/A	($138.0)

Pension and OPEB liabilities do not reflect the impact of the new collective bargaining agreements

(1) Pension and OPEB liabilities do not reflect the impact of the new collective bargaining agreements ratified Feb. 22, 2015
(2) Based upon liability at December 31, 2014
(3) Combined assets and liabilities of the Associate and Management pension plans
(4) Discount rate used to value GAAP projected benefit obligation. Rate determined each year on December 31

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18 Operating Footprint